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                                                                   EXHIBIT 3.2








                                     BYLAWS

                                       OF

                             THE RAYMOND CORPORATION


                      -------------------------------------


                      AS AMENDED THROUGH December 14, 1995


                     --------------------------------------























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                                     BYLAWS

                                       of

                             THE RAYMOND CORPORATION

                                TABLE OF CONTENTS

                                    ARTICLE I

                             MEETING OF STOCKHOLDERS

Section       1.  Annual Meeting

"             2.  Notice of Annual Meeting

"             3.  Order of Business

"             4.  Special Meetings and Notice Thereof

"             5.  Quorum at Meetings

"             6.  Mode of Voting

"             7.  Waiver of Notice

"             8.  Proxies

"             9.  Qualifications of Voters




                                   ARTICLE II

                                    DIRECTORS

Section       1.  Number of Directors and Term of Office

"             2.  Vacancies in the Board

"             3.  Rules and Regulations

"             4.  Meeting of Board of Directors and Notice Thereof

"             5.  Quorum at Meetings

"             6.  Standing or Temporary Committees

"             7.  Attendance by Electronic Means


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                                   ARTICLE III

                                    OFFICERS
Section       1.  Election

"             2.  Chairman of the Board

"             3.  President

"             4.  Vice Presidents

"             5.  Treasurer

"             6.  Controller

"             7.  Secretary

"             8.  Assistant Treasurer

"             9.  Assistant Secretary

"             10.  Delegation of Duties

"             11.  Facsimile Signatures



                                   ARTICLE IV

                                  CAPITAL STOCK

Section       1.  Certificates of Stock

"             2.  Transfers of Shares

"             3.  Loss or Destruction

"             4.  Regulations



                                    ARTICLE V

                                    DIVIDENDS

Section       1.  No Impairment of Capital or
                  Capital Stock

"             2.  Dividends

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                                   ARTICLE VI

                             INSPECTORS OF ELECTION

Section       1.  Appointment

"             2.  Qualification and Certificate of
                   Result of Vote



                                   ARTICLE VII

                                    INDEMNITY


Section       1.  Indemnity

                                  ARTICLE VIII

                                      SEAL


Section       1.  Seal


                                   ARTICLE IX

                                   AMENDMENTS

Section  1.  Manner of Amending


                                    ARTICLE X

                                WAIVER OF NOTICE

Section  1.  Authority to Waive Notice





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                                     BYLAWS

                                       OF

                             THE RAYMOND CORPORATION

                                    ARTICLE I
                             MEETING OF STOCKHOLDERS

Annual Meeting.

         Section 1. (As Amended December 17, 1971, November 5, 1976 and December 15, 1978). The Annual Meeting of the Stockholders of this Corporation shall be held in the Village of Greene, Chenango County, New York, or at another location within the State of New York where the Corporation has plant facilities, in the forenoon of the fourth Saturday after the first Saturday in the month of April in each and every year, for the purpose of electing directors and for the transaction of such other business as may properly come before said meeting.

Notice of Annual Meeting.

         Section 2. (As Amended June 20, 1975) Notice of the time, place and purpose of such meeting shall be in writing, shall be signed by the President, Vice-President or Secretary, and shall be served, either personally or by mail, not less than ten nor more than fifty days before the meeting upon each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be directed to each such stockholder at his address as it appears on the stock books, unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. No business other than that stated in such notice shall be transacted at such meeting without the unanimous consent of all of the stockholders present thereat in person or by proxy.

Order of Business.

         Section 3. At the Annual Meeting of Stockholders, the following shall be the order of business, viz:

1.       Call of roll.
2.       Proof of proper notice of meeting.
3. Reports respectively of President, Treasurer and Secretary.
4.       Appointment of Inspectors of Election.
5.       Election of Directors.
6.       Miscellaneous Business.

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Special Meetings and Notice Thereof.

         Section 4. Special meetings of stockholders, other than those regulated by statute, may be held in the Village of Greene, Chenango County, New York, and at such place or places, either within or without the State of New York, designated in a waiver of notice of such meeting signed by all of the stockholders and consenting to holding the meeting at the place so designated, and may be called at any time by the President or by a majority of the directors. A written notice of every special meeting stating the time, place and purpose thereof shall be signed by the President, Vice-President or Secretary, and shall be served, either personally or by mail, at least ten days before such meeting. If mailed, such notice shall be directed to each of such stockholder at his address as it appears on the stock book unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

Quorum at Meetings.

         Section 5. A majority of the stock entitled to vote shall constitute a quorum for the transaction of business, unless a greater number is required by statute; but any lesser number may adjourn any meeting at such time not exceeding thirty days and to such place as they may decide upon. No further notice of any adjourned meeting shall be required.

Mode of Voting.

         Section 6. At each meeting of the stockholders, every stockholder of record entitled to vote may vote in person or by proxy, and he shall have one vote for each share of stock standing in his name on the books of the Corporation. The voting may be viva voce, but any qualified voter may demand a stock vote, whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him, and, if such ballot be cast by proxy, it shall also state the name of such proxy. At all meetings of stockholders all questions, except those the manner of deciding which is expressly regulated by statute or by the bylaws of this Company, shall be determined by a majority vote of the stockholders entitled to vote thereat present in person or by proxy, and each such stockholder shall be entitled to only one vote for each share of stock standing in his name on the books of the Corporation.

Waiver of Notice.

         Section 7. Whenever, under any provisions of these bylaws or any statute, the Corporation is authorized to take any action at a meeting of stockholders entitled to vote thereat, after notice to such stockholders or after the lapse of a prescribed period of time, such action may be taken at the meeting, without notice and without the lapse of any period of time, if the required notice and lapse of time be waived in writing by every stockholder entitled to vote at such meeting or by his attorney thereunto authorized.

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Proxies.

         Section 8. The instrument appointing a proxy shall be in writing and subscribed by the person making the appointment. The person so appointed need not be a stockholder. A proxy shall be valid only for eleven months from the date of the execution unless its duration is specified therein, but every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns.

Qualification of Voters.

         Section 9. (As Amended April 26, 1975) The Board of Directors may fix a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting.


                                   Article II

                                    DIRECTORS

Numbers of Directors and Term of Office.

         Section 1. (As Amended March 1, 1975, April 24, 1976, May 5, 1979, May 1, 1982, February 26, 1983, April 30, 1983, October 18, 1984, December 20, 1984,
March 5, 1985, effective May 4, 1985, December 18, l986, April 30, 1988, May 5, 1990, March 4, 1995 and April 29, 1995). The Board of Directors of the Corporation shall be ten (10) in number, which number within the maximum and minimum limits specified in the Certificate of Incorporation or amendments thereto shall be subject to change by the Board of Directors from time to time by amendment to these Bylaws. In the event of any increase in the number of directors by amendment of this section, the additional directors may be elected by a majority of the directors in office at the time of the increase to serve until the next Annual Meeting of Stockholders. No decrease in the number of directors shall be effective to remove any director prior to the expiration of his term of office.

         At each Annual Meeting of the Stockholders, a quorum being present, the successors to the directors of the class whose terms of office shall expire in that year shall be elected by a plurality of the votes cast to serve until the third Annual Meeting of Stockholders thereafter and until their successors are elected and have qualified.

Vacancies in the Board.

         Section 2. (As Amended April 24, 1976 and December 14, 1995) Any vacancy in the Board of Directors occurring during the year, through death, resignation or other cause, shall be filled by a majority vote of the remaining directors at any special meeting of the Board called for that purpose or at any regular meeting thereof, and any director elected to fill a vacancy, unless elected by the stockholders, shall hold office until the next meeting of stockholders at which the election of directors is in the regular order of business, provided, however, when the number of directors is increased by the Board and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next Annual Meeting of Stockholders. In case of disagreement of the directors as to the person to be chosen to fill such vacancy, the same shall be filled by the stockholders, at a meeting called for that purpose.

Rules and Regulations.

         Section 3. The Board of Directors may adopt such rules, regulations and bylaws, not inconsistent with these bylaws or law of the State of New York, for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper.

Meetings of Board of Directors and Notice Thereof.

         Section 4. (As Amended May 22, 1956) A regular meeting of the Board of Directors shall be held immediately after the Annual Meeting of Stockholders. Special meetings of the Board of Directors shall be held at the times and places fixed by the Board or upon call of the President or a majority of the Directors. Five days' written notice of such meeting shall be served personally or by mail upon each director. Meetings may be held at any time without notice if all directors are present or if those not present waive notice thereof in writing either before, at or after the meeting. The directors may hold their meetings at such place or places, either within or without the State of New York, as the Board may designate from time to time.

         (Added June 20, 1975) Any action required or permitted to be taken by the Board or any Committee thereof may be taken without a meeting if all members of the Board or the Committee consent in writing to the adoption of resolutions authorizing the action. The resolutions and the written consents thereto by the members of the Board or Committee shall be filed with the minutes of the proceedings of the Board or the Committee.

Quorum at Meetings.

         Section 5. (As Amended June 20, 1975, and August 30, l985) The presence of a majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board, but any director present at the time and place of any meeting, although there is less than a quorum, may adjourn the same from time to time, without further notice, until a quorum shall attend.

Standing or Temporary Committees.

         Section 6. (Added April 13, 1960) Standing or temporary committees may be appointed from its own number by the Board of Directors from time to time and the Board of Directors may from time to time invest such committees with such powers as it may see fit subject to such conditions as may be prescribed by such Board. An executive committee may be appointed by resolution passed by a majority of the whole Board, which shall have all the powers provided by statute except as specially limited by the Board and shall keep regular minutes of the transactions of their meetings and shall report the same to the Board of Directors at its next meeting.

Attendance by Electronic Means.

         Section 7. (Added August 14, l986) Any one or more members of the Board of Directors or of any Committee established by the Board may participate in a meeting of the Board of Directors or of any such Committee by means of a conference telephone or similar communications equipment, allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.


                                   ARTICLE III

                                    OFFICERS

Election and Appointment of Officers by Board.

         Section 1. (As Amended June 20, 1975, April 29, 1978, June 19, 1981 and December 18, 1986). The Officers of the Corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents, of whom one may be appointed Executive Vice President, a Corporate Controller, a Treasurer, one or more Assistant Treasurers, a Secretary, and one or more Assistant Secretaries. The Officers shall be elected by a majority vote of the Board of Directors at a meeting held promptly after the annual meeting of stockholders, and shall hold office for a term of one year, or until their successors shall be chosen and qualified, but any Officer may be removed from office at any time by the Board of Directors. The Board of Directors may elect or appoint such other Officers and Agents as it may deem proper. The same person may hold two offices, except those of President and Secretary. Vacancies in the offices shall be filled by the Board of Directors.

Chairman of the Board.

         Section 2. (As amended November 11, 1959, April 29, 1978, December 18, 1986 and August 2, 1995) The Chairman shall preside over all meetings of Stockholders, and shall be the Chief Executive Officer of the Corporation and shall have full charge of the management and supervision of the business of the Corporation. He shall be an ex-officio member of all standing committees of the Board except for the Audit Committee and the Executive Compensation Committee.

President.

         Section 3. (As amended November 11, 1959, April 29, 1978, December 18, 1986, March 3, 1988, January 1, 1993 and August 2, 1995). The President shall be the Chief Operations Officer of the Corporation, and shall perform such other duties and exercise such other powers as the Board of Directors or the Chairman may from time to time determine. In the absence or disability of the Chairman, he shall preside at all meetings of the Stockholders and perform the other duties of the Chairman, or he may designate the Executive Officers of the Corporation by whom any such duties shall be performed.

Vice Presidents.

         Section 4. (As amended March 25, 1955, November 5, 1976, April 29, 1978 and December 18, 1986) The Vice Presidents shall assist the President and Chief Executive Officer in the management of the business of the Corporation and in the implementation of resolutions and orders of the Board of Directors at such times and in such manner as the President and Chief Executive Officer or Executive Officer next in authority may deem to be advisable. The Board of Directors may designate the order of seniority and may also grant such titles as shall be descriptive of their respective function indicative of their relative seniority as Vice Presidents. The Vice Presidents in the order of their seniority as indicated by their titles or as otherwise determined by the Board of Directors, shall, in the absence or disability of the President and Chief Executive Officer, exercise the powers and perform the duties of the President, and they shall also have such other powers and duties as the Board of Directors may from time to time prescribe.

Treasurer.

         Section 5. (As Amended March 25, 1955) The Treasurer shall endorse, in the name of the Company, and deposit in its bank account, all checks, drafts, notes and orders for the payment of money; shall have the care and custody of all the funds and securities of the Corporation; shall deposit the same in the name of the Corporation in such bank or trust company as the directors may designate; shall pay out and disburse the funds of the Corporation under the direction of the President and perform all duties incidental to his office. The Treasurer shall render a full and true account of all his receipts and disbursements and of all moneys and property in his hands or under his control, whenever requested by order of the majority of the Board of Directors.

Corporate Controller.

         Section 6. (Added April 26, 1975 and amended March 12, l986) The Corporate Controller shall be the chief accounting officer of the Corporation. He shall have charge of the books of account of the Corporation, and have general supervision of the accounting practices of the Corporation and each of its subsidiary corporations. He shall be responsible for cash flow analysis, budgeting and financial forecasting activities, as well as the reporting of variances/deviations from approved plan. He shall also be responsible for the preparation, compilation and filing of such reports, statements, tax returns, financial statistics and other data as may be required by law or as may be prescribed by the Vice President - Finance.

Secretary.

         Section 7. (As Amended March 25, 1955 and May 22, 1956) The Secretary shall keep the minutes of the meetings of the Board of Directors and of the stockholders; shall attend to the giving and serving of all notices of the Company; shall have charge of the seal of the Corporation and shall affix the seal to all certificates of stock, when signed by the proper officers; shall have charge of the stock certificate book and such other books and papers as the Board may direct; shall also keep, in the office of the Corporation, a stock book containing the names, alphabetically arranged, of all persons who are holders of the stock of the Company, showing their places of residence, the number of shares of stock held by them respectively, the time when they respectively became owners thereof and the amount paid thereon; shall keep such books open for inspection, as provided by Section 10 of the Stock Corporation Law; shall attend to such correspondence as may be assigned to him and shall perform all the duties incidental to his office, to the extent that any of the foregoing duties shall be performed by a transfer agent or agents appointed by the Board of Directors, the Secretary shall be relieved of the same.

Assistant Treasurer.

         Section 8. (As Amended March 25, 1955 and April 26, 1975) The Assistant Treasurer, in the absence or disability of the Treasurer or when circumstances shall prevent the latter from acting, shall perform all of the duties and possess all of the power of the Treasurer.

Assistant Secretary.

         Section 9. (As Amended March 25, 1955 and April 26, 1975) The Assistant Secretary, in the absence or disability of the Secretary or when circumstances shall prevent the latter from acting, shall perform all of the duties and possess all of the powers of the Secretary.

Delegation of Duties.

         Section 10. (As Amended March 25, 1955 and April 26, 1975) The Board of Directors shall have power to delegate the duties of any officers to any other officer, and generally to control the actions of the officers and to require the performance of duties in addition to these mentioned herein. Checks, notes and similar instruments shall be signed by such officers as the Board may from time to time designate.

Facsimile Signatures.

         Section 11. (Added May 2, 1956 and Amended April 26, 1975) In the event that the corporation shall have designated a transfer agent, or agents to transfer the stock of the corporation, and certificates of stock of the corporation are signed by such transfer agent, or assistant transfer agent or by a transfer clerk acting in behalf of the corporation, the signatures of the officers thereon may be facsimile.

                                   ARTICLE IV
                            (As Amended May 2, 1956)

                                  CAPITAL STOCK

Certificates of Stock.

         Section 1. (As Amended August 30, l985) Certificates of stock shall be signed by the Chairman of the Board or President and by the Secretary or Treasurer and the seal of the corporation shall be affixed thereto. The signatures of said officers and seal may be facsimile when such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting in behalf of the corporation.

         In case any officer who has signed or whose facsimile signature has been used on a certificate, has ceased to be an officer before the certificate has been delivered, such certificate may, nevertheless, be adopted and issued and delivered by the corporation as though the officer who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer of the corporation.

Transfer of Shares.

         Section 2. Transfers of shares shall only be made upon the transfer books of the corporation kept at the office of the corporation or transfer agent, or agents, designated to transfer such shares of stock and before a new certificate is issued the old certificate, or certificates, shall be surrendered for cancellation.

Loss or Destruction.

         Section 3. In case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction, as the Board of Directors may provide. The Board of Directors may require that a satisfactory bond of indemnity be given to the Corporation and/or to the transfer agent of such stock.

Regulations.

         Section 4. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of the capital stock of the Corporation, not inconsistent with the laws of New York, the Certificate of Incorporation of the Corporation, and these Bylaws.

                                    ARTICLE V

                                    DIVIDENDS

No Impairment of Capital or Capital Stock.

         Section 1. No dividend shall be declared or paid which shall impair the Company's capital or capital stock, nor while its capital or capital stock is impaired, nor shall any dividends be declared or paid or any distribution be made of assets to any of the stockholders, either upon reduction of the number of shares or of the Company's capital or capital stock, unless the value of the assets remaining after the payment of such dividend or after such distribution of assets, as the case may be.

Dividends.

         Section 2. (As Amended May 22, 1956) The Corporation shall pay no dividends on any of its outstanding stock where there is any existing default in the payment of principal or interest due on its ten-year five and one-half per cent debenture bonds.


                                   ARTICLE VI.

                             INSPECTORS OF ELECTION

Appointment.

         Section 1. (As Amended May 22, 1956) Two (2) inspectors of election shall be appointed by the Chairman of the Board at each annual meeting of stockholders to serve until and including the next annual meeting. If there be a failure to appoint inspectors, or if any inspector appointed be absent at a meeting or refuse to act or if his office becomes vacant, the stockholders present at the meeting and entitled to vote thereat, by a per capita majority vote, may choose, temporarily, inspectors of the number required.

Qualification and Certificates of Result of Vote.

         Section 2. The inspectors of election, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspector at such meeting, with strict impartiality and according to the best of their ability, and the oath so taken shall be subscribed by them and immediately filed with the Secretary, with a certificate of the result of the vote taken at the election or meeting at which they served.

                                   ARTICLE VII
                            (As Amended May 2, l987)
                                    INDEMNITY

         Section 1. To the maximum extent permitted by Article 7 of the Business Corporation Law of the State of New York, as amended from time to time:

                  (a) The Corporation shall indemnify any person made, or threatened to be made, a party to any action or proceeding (including one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, or is or was serving such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein.

                  (b) No indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

                  (c) The Corporation may, in the discretion of the Board of Directors, indemnify all corporate personnel of the Corporation, other than Directors and Officers, in the same manner and to the same extent as any director or officer shall be indemnified as aforesaid by reason of his being, or having been, a director or officer of the Corporation or having served any other company as aforesaid.

                  (d) The Corporation may enter into written indemnification agreements with Directors, Officers and corporate personnel referred to in subparagraph (c) hereof, providing for indemnification in accordance with the terms of this Article VII and containing such other terms, conditions and procedures deemed by the Corporation necessary or proper to carry out the full intent of this Article VII.

                                  ARTICLE VIII

                                      SEAL

     Section 1. The Corporate Seal shall be an impression on wax or paper, circular in form, with the words "The RAYMOND CORPORATION" on the outer margin thereof, and bearing on the inner portion the words "Incorporated 1887".

                                   ARTICLE IX

                                   AMENDMENTS

Manner of Amending.

         Section 1. (As Amended May 2, 1956) These bylaws may be altered, amended, repealed or added to by affirmative vote of the stockholders representing a majority of the entire outstanding capital stock having voting power at an annual meeting or at a special meeting called for that purpose or by the Board of Directors by a majority vote of the whole Board of Directors at any regular or special meeting.

                                    ARTICLE X

                                WAIVER OF NOTICE
                               (Added May 2, l956)

Authority to Waive Notice.

         Section 1. Whenever under the provisions of these bylaws any stockholder or Director is entitled to notice of any regular or special meeting or of any action to be taken by the Corporation, such meeting may be held or such action may be taken without the giving of such notice, provided every stockholder or Director entitled to such notice shall in writing waive the requirement of these bylaws in respect thereto.